Exhibit 4.3

SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of August 20, 2026, by and among Jefferson Capital Holdings, LLC, a Delaware limited liability company (the “Company”), each of the parties identified on Annex A hereto (the “Guarantors”) and U.S. Bank Trust Company, National Association, as Trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Company, the Guarantors, and the Trustee are party to an indenture, dated as of May 2, 2025 (the “Existing Indenture” and together with this Supplemental Indenture, the “Indenture”), providing for the issuance by the Company of its 8.250% Senior Notes due 2030;

WHEREAS, pursuant to and on the date of the Existing Indenture, the Company initially issued $500,000,000 aggregate principal amount of its 8.250% Senior Notes due 2030 (the “Existing Notes”);

WHEREAS, Section 2.13 of the Existing Indenture provides that the Company shall be entitled, subject to its compliance with Section 4.03 of the Existing Indenture, to issue Additional Notes (as defined in the Existing Indenture) under the Existing Indenture;

WHEREAS, the Company wishes to issue an additional $100,000,000 aggregate principal amount of its 8.250% Senior Notes due 2030 as Additional Notes (the “New Notes”);

WHEREAS, the Company and the Guarantors are authorized to execute and deliver this Supplemental Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture; and

WHEREAS, all conditions and requirements necessary to the execution and delivery of this Supplemental Indenture have been done and performed, and the execution and delivery hereof has been in all respects authorized.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged the Company, the Guarantors and the Trustee mutually covenant and agree as follows:

1.             Defined Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Existing Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2.             Amount of New Notes. The aggregate principal amount of New Notes to be authenticated and delivered under this Supplemental Indenture on August 20, 2026 is $100,000,000.

3.            Terms of New Notes. The New Notes are to be issued as Additional Notes under the Indenture and shall:

a.	be issued as part of the existing series of Existing Notes under the Indenture, and the New Notes and the Existing Notes shall be a single class for all purposes under the Indenture, including, without limitation, with respect to waivers, amendments, redemptions and offers to purchase;

b.	be issued on August 20, 2026 at an issue price of 104.000% of the principal amount plus accrued interest from May 15, 2026 to, but excluding, August 20, 2026;

c.	be issuable in whole in the form of one or more Global Notes to be held by DTC and in the form, including appropriate transfer restriction legends, provided in Exhibit Ⅰ to the Existing Indenture;

d.	initially bear, in the case of New Notes sold under Regulation S of the Securities Act, the CUSIP number of U0449H AD0 and ISIN of USU0449HAD09; and

e.	bear, in the case of New Notes sold under Rule 144A of the Securities Act, the same CUSIP number and ISIN as the Existing Notes that are Rule 144A Notes.

4.            Ratification of Existing Indenture; Supplemental Indenture; Part of Indenture. The Existing Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Existing Indenture for all purposes, and every Holder of a Note or New Note heretofore or hereafter authenticated and delivered shall be bound hereby.

5.              GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE AND THE NEW NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SUPPLEMENTAL INDENTURE. The parties hereby (i) irrevocably submit to the non-exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan, the city of New York, (ii) waive any objection to laying of venue in any such action or proceeding in such courts, and (iii) waive any objection that such courts are an inconvenient forum or do not have jurisdiction over any party.

6.              Trustee’s Assumption; Trustee Makes No Representation. The Trustee assumes no duties, responsibilities or liabilities under this Supplemental Indenture other than as set forth in the Existing Indenture. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. The Trustee shall not be responsible for any statement or recital herein or any statement or recital contained in any document in connection with the sale of the New Notes.

7.            Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. Any signature to this Supplemental Indenture (or any supplement hereto) or any documents delivered in connection herewith may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. Each of the Company and the Guarantors represents and warrants to the Trustee that it has the corporate or other capacity and authority to execute this Supplemental Indenture through electronic means and there are no restrictions for doing so in that party’s constitutive documents. Electronic signatures believed by the Trustee to comply with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other applicable law (including electronic images of handwritten signatures and digital signatures provided by DocuSign, Adobe Sign or any other digital signature provider identified by any other party hereto and acceptable to the Trustee) shall be deemed original signatures for all purposes. Each other party to this Supplemental Indenture assumes all risks arising out of the use of electronic signatures and electronic methods to execute documents or send notices, instructions or other communications to the Trustee, including without limitation the risk of the Trustee acting on an unauthorized notices, instructions or other communications and the risk of interception or misuse by third parties.

8.            Effect of Headings. The headings of the Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part of this Supplemental Indenture and shall not modify or restrict any of the terms or provisions of this Supplemental Indenture.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

COMPANY:

JEFFERSON CAPITAL HOLDINGS, LLC

By:	/s/ David Burton
Name: David M. Burton
Title: President

[Signature Page to Supplemental Indenture]

GUARANTORS:

JCAP FUNDING INTERMEDIATE LLC

By:	/s/ David Burton
Name: David M. Burton
Title: President

CANACCEDE U.S. HOLDINGS LLC

By:	/s/ David Burton
Name: David M. Burton
Title: President

CFG CANADA FUNDING INTERMEDIATE, LLC

By:	/s/ David Burton
Name: David M. Burton
Title: CEO

[Signature Page to Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Quinton M. DePompolo
Name: Quinton M. DePompolo
Title: Vice President

[Signature Page to Supplemental Indenture]

Annex A

JCAP Funding Intermediate LLC

CANACCEDE U.S. HOLDINGS LLC

CFG Canada Funding Intermediate, LLC